Exhibit 28j2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated May 23, 2011, relating the May 12, 2011 financial statement of MAXIS Nikkei 225 Index Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 9, 2011